UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 26, 2009

MEDIFAST, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-23016	13-3714405
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation or organization)		Ident. No.)

11445 Cronhill Drive, Owing Mills, Maryland	21117
(Address of principal executive offices)	(Zip Code)

 Registrant's telephone number, including area code (410)-581-8042

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR    230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR   240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

Recently it was disclosed to Medifast, Inc. (the “Company”) by its independent auditors, Bagell, Josephs, Levine & Company, LLC (“Bagell, Josephs”), that the firm began operating a wealth management practice through an affiliated entity, BJL Wealth Management, LLC. Bagell, Josephs informed the Company that the wealth management practice is focused on tax planning, insurance, and retirement savings through a variety of investment vehicles. The firm does not provide buy or sell recommendations on individual stocks, and the wealth management practice provides no services to the Company.

Upon learning this information, the Audit Committee of the Board of Directors of the Company reviewed the services provided and internal controls of Bagell, Joseph’s wealth management practice to ensure there were no independence issues regarding the audit services provided by Bagell, Josephs to the Company. Charles Connolly, Audit Committee Chairman, and former President and CEO of First Union in Delaware and Pennsylvania along with Audit Committee members Barry Bondroff, CPA, George Lavin, Esq., and Mary Travis performed an extensive review and are confident that no independence issues exist with its auditors, Bagell, Josephs, Levine & Company, LLC. Upon the request of the Audit Committee, Bagell, Josephs also reconfirmed its independence by delivering an updated letter to the Audit Committee pursuant to Rule 3526 of the Public Company Accounting Oversight Board.

Based on such review and letter, it was concluded that Bagell, Joseph’s independence with respect to the Company was not impaired by the establishment of the wealth management practice.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDIFAST, INC.

Dated: June 26, 2009	/s/ Michael S. McDevitt
Michael S. McDevitt
Chief Executive Officer